UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   July 2, 2007

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PARLUX FRAGRANCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	0-15491	22-2562955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of Principal Executive Offices) (Zip Code)

954-316-9008

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2007, Parlux Fragrances, Inc. (the “Company”) received a Nasdaq Staff Determination notifying the Company that its failure to timely file its Annual Report on Form 10-K for the year ended March 31, 2007 (the “Form 10-K”) constitutes a failure to satisfy the filing requirement for continued listing under Nasdaq Marketplace Rule 4310(c) (14) and, therefore, trading in the Company’s securities will be suspended at the open of business on July 11, 2007 and that the Company’s securities will be delisted from the Nasdaq Stock Market, unless the Company requests an appeal of the determination.

The Company today requested an appeal and hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The hearing request automatically stays the suspension of trading and delisting of the Company’s securities pending the issuance of the Panel’s decision. The Company intends to file its Form 10-K no later than July 16, 2007, at which time the Company expects to be in compliance with Nasdaq Marketplace Rule 4310(c) (14). At that time, the Company will request Nasdaq to withdraw its notice of delisting.

The Company issued a press release today, regarding receipt of the Nasdaq Staff Determination notice, a copy of which is attached as Exhibit 99.1 to this Report, which is incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated July 9, 2007, regarding receipt of the Nasdaq Staff Determination notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 9, 2007

PARLUX FRAGRANCES, INC.

By:	/s/ RAYMOND J. BALSYS
Raymond J. Balsys,
Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company, dated July 9, 2007, regarding receipt of the Nasdaq Staff Determination notice.